HOSPITALITY WORLDWIDE SERVICES, INC.
                               509 Madison Avenue
                                   Suite 1114
                            New York, New York 10022


                                                        [DATE]


To:      [Name]
         c/o Hospitality Worldwide Services, Inc.
         509 Madison Avenue
         Suite 1114
         New York, New York 10022

         We are  pleased to inform you that on [ ],  in  consideration  for your non-competition agreement set forth in paragraph 4 hereof, the Board of Directors of Hospitality Worldwide Services, Inc. (the "Company"), granted you a stock option (the "Option") to purchase [ ] shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Company pursuant to the Company's 1996 Stock Option Plan (the "Plan"), at a price of $[ ] per Share. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan (a copy of which in its present form is attached hereto).

         1. The Option may be exercised prior to [ ] (on which date, to the extent not previously exercised, the Option will expire) as follows: [(i) as to one-half the number of Shares immediately; (ii) as to one-quarter the number of Shares on or after [ ]; and (iii) as to one-quarter the number of Shares on or after [ .]

         2. In the event that you voluntarily retire or quit your employment or if the Company shall terminate your employment for cause, the Option shall forthwith terminate. If you voluntarily retire or quit your employment with the written consent of the Company, or if the Company shall terminate your employment for reasons other than cause, the Option may be exercised (to the extent then exercisable and unless the Option shall have previously expired pursuant to the provisions hereof) within 90 days after such retirement or termination (after which 90 day period the Option, to the extent not exercised, will expire.)

         3. In the event of your death, the Option may be exercised (to the extent then exercisable) within three months after your death, with respect to all or any portion of the Shares issuable upon exercise of the Option, by the person or persons entitled to do so under your will or, if you shall have failed to make testamentary disposition of the Option or shall have died intestate, by your legal representative or representatives (after which three month period the Option will, to the extent not exercised, expire). Except as provided above, the Option hereby granted to you is not transferable in whole or in part.


         4. In consideration for this Option, you agree that during the period of your employment with the Company, or a subsidiary of the Company, and for a period of [one] year thereafter, you will not (a) directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in the [hospitality restoration business] or in any other business in which the Company, or any of its subsidiaries, are engaged during such period, (1) in all locations in which the Company is doing business, and
(2) in all locations in respect of which the Company is actively planning for and/or pursuing a business opportunity, whether or not the Company theretofore has submitted any bids, (b) for yourself or on behalf of any other person, partnership, corporation or entity, call on any customer of the Company for the purpose of soliciting, diverting or taking away any customer from the Company
(1) in all locations in which the Company is doing business, and (2) in all locations in respect of which the Company is actively planning for and/or pursuing a business opportunity, whether or not the Company theretofore has submitted any bids, or (c) induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, independent contractor or otherwise by the Company, to terminate his or her relationship with the Company. Nothing herein contained shall be deemed to prohibit you from (x) investing your funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and Employee's holdings therein represent less than 2% of the total number of shares or principal amount of the securities of such issuer outstanding, or (y) owning securities, regardless of amount, of the Company.

         You hereby acknowledge that the provisions of this Paragraph 4 are reasonable and necessary for the protection of the Company, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this Paragraph 4, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

         5. This Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan, as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Option. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in the Option agreement as if fully set forth herein.

         6. The Company, in its sole discretion, may file a registration statement under the Securities Act of 1933, as amended (the "Act"), in order to register the Shares. Unless at the time of the exercise of the Option a registration statement under the

Act is in effect as to such Shares, any Shares purchased by you upon the exercise of the Option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to the Option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

         7. You understand and acknowledge that, under existing law, unless at the time of the exercise of the Option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of the Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with some other disclosure exemption will be required before any Shares may be sold;
(iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you.

         8. The Option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or, at the discretion of the Board of Directors, by delivering shares of Common Stock of the Company already owned by you and having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or in lieu of payment for bona fide services rendered, not in connection with the offer or sale of securities in a capital-raising transaction, or a combination of services, Common Stock and cash, or otherwise in accordance with the Plan.

         9. You understand and acknowledge that nothing contained in this Option Agreement shall confer upon you any right to continue in the employ of the Company, or any subsidiary of the Company, or to interfere with the right of the Company or any subsidiary of the Company to terminate your employment at any time.

         Would you kindly evidence your acceptance of the Option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Agreed To and Accepted."

                                    Very truly yours,


                                    HOSPITALITY WORLDWIDE SERVICES, INC.


                                    By:
                                        ---------------------------------
                                        Alan G. Friedberg
                                        President & Chief Executive Officer


AGREED TO AND ACCEPTED:


------------------------
[name of optionee]

                                    EXHIBIT A




HOSPITALITY WORLDWIDE SERVICES, INC.
509 Madison Avenue
Suite 1114
New York, New York 10022

Gentlemen:

         Notice is hereby given of my election to purchase [ ] shares of Common Stock, $.01 par value (the "Shares"), of Hospitality Worldwide Services, Inc. at a price of $[ ] per Share, pursuant to the provisions of the option granted to me on [ ] pursuant to the Company's 1996 Stock Option Plan. Enclosed in payment for the Shares is:


               /   /         my check in the amount of $________.


             */   /          ___________  Shares having a total value $________,
                             such value being based on the closing price(s) of the Shares on the date hereof.

             */   /          confirmation  of  services   rendered  in  lieu  of
                             $________.

         The  following   information   is  supplied  for  use  in  issuing  and
registering the Shares purchased hereby:

         Number of Certificates
            and Denominations                    ___________________

         Name                                    ___________________

         Address                                 ___________________

                                                 ___________________

         Social Security Number                  ___________________


Dated:            _______________, ____

                                                Very truly yours,


                                                --------------------------

*Subject to the approval of the
 Board of Directors